BRADLEY PHARMACEUTICALS, INC.
                      	CONDENSED CONSOLIDATED
                         	BALANCE SHEET
                        	MARCH 31, 1998
                          	(UNAUDITED)

             	 ASSETS

	 Current assets
  --------------
	 Cash and cash equivalents                          		 $ 	   864,200
	 Accounts receivable - net 		                           	  3,998,976
	 Finished goods inventory 	                            		  1,006,465
	 Prepaid samples and materials 		                        	 1,377,486
	 Prepaid expenses and other 		                              	 21,726
                                                         ------------
        	 Total current assets                              7,268,853

	 Property and equipment - net 			                            353,899

	 Intangibles - net 			                                    12,813,455
	 Other assets 			                                             82,825
                                                         ------------
	 Total Assets 	                                      	 $	 20,519,032
				                                                     ============

               LIABILITIES AND STOCKHOLDERS' EQUITY



	 Current liabilities
  -------------------
	 Current maturities of long-term debt               		 $ 	   176,008
	 Revolving credit line 			                                 1,837,460
	 Accounts payable and accrued expenses 			                 4,350,807
	 Accrued income taxes 			                                    363,632
                                                         ------------
	          Total current liabilities 		                     6,727,907

	 Long-term debt, less current maturities                     257,541

	 Commitments & contingencies

	 Stockholders' equity
  --------------------
	 Preferred stock, no par value;
	   authorized, 2,000,000 shares; issued, none                   -
	 Common, Class A, no par value, authorized
	   26,400,000; issued 8,180,606 shares at
	   March 31, 1998                                         14,658,834
	 Common, Class B, no par value, authorized
	   900,000 shares, issued and outstanding,
	   431,552 shares at March 31, 1998                          845,448
	 Treasury Stock, Class A, at cost (161,487 shares at
	   March 31, 1998)                                          (280,172)
	 Accumulated deficit 			                                  (1,690,526)
                                                         ------------
				                                                       13,533,584
                                                         ------------
	 Total Liabilities & Stockholders' Equity 		          $ 	 20,519,032
				                                                     ============



         See Notes to Condensed Consolidated Financial Statements

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